EXHIBIT 10.1

WASHINGTON GROUP INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

OPTION RIGHTS AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of                     , is made by and between Washington Group International, Inc., a Delaware corporation hereinafter referred to as “Corporation”, and                                     , an employee of the Corporation or Subsidiary of the Corporation, hereinafter referred to as “Optionee.”

WHEREAS, the Corporation wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value common stock; and

WHEREAS, the Corporation wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated herein by reference and made a part hereof; and

WHEREAS, the execution of an Option Rights Agreement in the form hereof has been duly authorized by a resolution of the Board duly adopted on                     , and incorporated herein by reference; and

WHEREAS, this Option Right is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Wherever the following terms are used in this Agreement with initial capital letters, they shall have the meanings specified in the Plan unless the context clearly indicates otherwise.

Section 1.1 – Board

Section 1.2 – Change in Control

Section 1.3 - Code

Section 1.4 - Common Shares

Section 1.5 – Corporation

Section 1.6 - Date of Grant

Section 1.7 - Exchange Act

Section 1.8 – Securities Act

Section 1.9 - Subsidiary

Section 1.10 – Year of Service

Wherever the following terms are used in this Agreement with initial capital letters, they shall have the meanings specified below unless the context clearly indicates otherwise.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.11 – Beneficiary

“Beneficiary” means the person or persons properly designated by the Optionee to exercise the Optionee’s rights under the Plan and this Agreement in the event of the Optionee’s death, or if the Optionee has not designated such person or persons, or such person or persons shall all have pre-deceased the Optionee, the executor, administrator or personal representative of the Optionee’s estate.  Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with rules established by the Corporation and shall be effective upon delivery to the Corporation.

Section 1.12 – Employee

“Employee” means any officer or other employee of the Corporation or any Subsidiary.

Section 1.13 – Fair Market Value

“Fair Market Value” means either (a) the closing price of the Common Shares on the date in question (or if there was no sale on the date in question, the closing price of the Common Shares on the most recent date on which there was a sale) on the NASDAQ National Market (or other national stock exchange) as published in The Wall Street Journal, or (b) if there is no trading of Common Shares on the NASDAQ National Market (or other national stock exchange), the fair market value of the Common Shares as determined by the Board from time to time.

Section 1.14 - Optionee

“Optionee” means the Employee named above to whom Option Rights are awarded under this Agreement and the Plan.

Section 1.15 – Option Right

“Option Right” means the right to purchase Common Shares evidenced by this Agreement.

Section 1.16 - Plan

“Plan” means the Washington Group International, Inc. 2004 Equity Incentive Plan, as the same may be amended or restated from time to time.

Section 1.17 - Secretary

“Secretary” means the Secretary of the Corporation.

Section 1.18 – Termination of Employment

“Termination of Employment” means the time when the employer-employee relationship between the Corporation or a Subsidiary and the Optionee is terminated for any reason, including (without limitation) a termination by resignation, discharge, death, permanent and total disability or retirement, but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Corporation or a Subsidiary and (b) in the discretion of the Board, terminations that result in a temporary severance of the employer-employee relationship that does not exceed one year.  The Board shall determine the effect of all matters and questions relating to Termination of Employment, including (without limitation) the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Termination of Employment.

ARTICLE II

AWARD OF OPTION RIGHT

Section 2.1 - Grant of Award

In consideration of the Optionee’s execution of this Agreement and for other good and valuable consideration, on the date hereof the Corporation irrevocably awards to the Optionee the option to purchase any part or all of an aggregate of                      shares of its Common Shares upon the terms and subject to the conditions set forth in the Plan and in this Agreement.

Section 2.2 - Purchase Price

The purchase price of the shares of stock covered by the Option Right shall be $           per share without commission or other charge.

Section 2.3 - Adjustments in Option Right

The Board may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights awarded hereunder, (b) prices per share applicable to such Option Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees, that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing.  In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Agreement such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a)                                  This Option Right shall become exercisable in three (3) cumulative installments as follows:

(i)            The first installment shall consist of one-third (1/3) of the shares covered by the Option Right and shall become exercisable on the first anniversary of the Date of Grant.

(ii)           The second installment shall consist of one-third (1/3) of the shares covered by the Option Right and shall become exercisable on the second anniversary of the Date of Grant.

(iii)          The third installment shall consist of one-third (1/3) of the shares covered by the Option Right and shall become exercisable on the third anniversary of the Date of Grant.

(b)                                 Any portion of the Option Right that has not yet become exercisable pursuant to 3.1(a) shall become exercisable in full immediately in the event of a Change in Control.

(c)                                  No portion of the Option Right which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option Right

The Option Right may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The expiration of ten (10) years from the date the Option Right was awarded; or

(b)           Except as set forth in 3.3(c) and (d), the expiration of three (3) months after the Optionee’s Termination of Employment; or

(c)           The expiration of twelve (12) months from the date of the Optionee’s Termination of Employment by reason of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or by reason of retirement at or after the attainment of (a) age 65, (b) age 55 with at least 10 Years of Service, or (c) 30 Years of Service; or

(d)                                 If the Optionee dies while the Option Right is exercisable, the expiration of twelve (12) months from the date of the Optionee’s death.

ARTICLE IV

EXERCISE OF OPTION RIGHT

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Optionee, only he or his guardian or legal representative may exercise the Option Right or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option Right may, prior to the time when the Option Right becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option Right or the entire Option Right, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option Right or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares and shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option Right or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option Right or such portion becomes unexercisable under Section 3.3:

(a)                                  Notice in writing signed by the Optionee or the other person then entitled to exercise the Option Right or portion, stating that the Option Right or portion is thereby exercised, such notice complying with all applicable rules established by the Board; and

(b)                                 Full payment for the shares with respect to which such Option Right or portion is exercised, which payment shall be (i) in cash or by check acceptable to the Corporation; (ii) through the delivery of Common Shares owned by the Optionee for at least twelve months, duly endorsed for transfer to the Corporation with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option Right or exercised portion thereof; (iii) through an arrangement with a bank or broker for payment from the proceeds of sale through the bank or broker of some or all of the Common Shares to which the exercise relates; or (iv) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii) or (iii); and

(c)                                  Such representations and documents as the Board deems necessary or advisable to effect compliance with all applicable provisions of the Exchange Act, the Securities Act and any other federal or state securities laws or regulations.  The Board may also take whatever additional actions it deems appropriate to effect such compliance including (without limitation) placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(d)                                 Full payment to the Corporation (or other employer corporation) of all amounts which under federal, state or local tax law, it is required to withhold upon exercise of the Option Right; provided, however, the Corporation may permit the Optionee, upon delivery of a written election to the Secretary of the Corporation (or to such other person who may be designated by the Board) to elect payment of this tax obligation from the proceeds of sale through a bank or broker of some or all of the Common Shares to which the exercise relates; and

(e)                                  In the event the Option Right or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option Right.

Section 4.4 - Conditions to Issuance of Stock Certificates

The Common Shares deliverable upon the exercise of the Option Right, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been repurchased by the Corporation.  Such shares shall be fully paid and non-assessable.  The Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option Right or portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall determine to be necessary or advisable; and

(d)           The payment to the Corporation (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option Right; and

(e)           The lapse of such reasonable period of time following the exercise of the Option Right as the Board may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Shareholder

The holder of the Option Right shall not be, nor have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any part of the Option Right unless and until certificates representing such shares shall have been issued by the Corporation to such holder.

Section 4.6 – Limitations on Resale

Any Common Shares issuable upon the exercise of all or a portion of the Option Right awarded under this Agreement, other than Common Shares sold to pay the Option Price or to satisfy the Optionee’s tax obligation set forth in section 4.3(d) of this Agreement, shall be held by the Company in a segregated account for the benefit of the Optionee and shall not be sold, transferred, pledged or hypothecated for a period of at least one year from the date on which the Option Right or portion was exercised.  In addition, if the Optionee is subject to the Corporation’s Stock Ownership Guidelines, no more than one-half of any Common Shares issuable upon the exercise of all or a portion of the Option Right awarded under this Agreement, after any reductions for Common Shares sold to pay the Option Price or to satisfy the Optionee’s tax obligation set forth in section 4.3(d) of this Agreement, may be sold, transferred, pledged or hypothecated until the Optionee has satisfied the applicable stock ownership guidelines.  These limitations shall lapse and be of no further effect immediately upon the Optionee’s death or permanent and total disability (within the meaning of Section 822(e)(3) of the Code).

ARTICLE V

OTHER PROVISIONS

Section 5.1 - Administration

The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Corporation and all other interested persons.  No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option Right.

Section 5.2 - Option Right Not Transferable

Option Rights under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; provided, however, an Optionee may designate a Beneficiary to exercise his Option Right or other rights under the Plan after his death.  Neither the Option Right nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.  An Option Right shall be exercised during the Optionee’s lifetime only by the Optionee or his guardian or legal representative.

Section 5.3 - Shares to Be Reserved

The Corporation shall at all times during the term of the Option Right reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 – No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Corporation or any Subsidiary, or shall interfere with or restrict in any way the rights of the Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

Section 5.5 - Notices

Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Corporation of his status and address by written notice under this Section 5.5.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.6 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7 - Construction

This Agreement shall be administered, interpreted and enforced under the internal substantive laws of the State of Delaware.

Section 5.8 - Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal and state laws, rules and regulations, including provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option Right is awarded and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

WASHINGTON GROUP INTERNATIONAL, INC.

By:
Larry L. Myers
Senior Vice President – Human Resources

OPTIONEE

Address:

Spousal Consent

The undersigned has read and is familiar with the preceding Agreement and the Plan and hereby consents and agrees to be bound by all the terms of the Agreement and the Plan.  Without limiting the foregoing, the undersigned specifically agrees that the Corporation may rely on any authorization, instruction or election made under the Agreement by the Optionee alone and that all of his or her right, title or interest, if any, in the Common Shares purchased by the Optionee under the Agreement, whether arising by operation of community property law, by property settlement or otherwise, shall be subject to all of such terms.

Printed Name

Exhibit A:  Copy of the Plan